                                                                    EXHIBIT 4.2

                                     FORM OF
                              CATHAY BANCORP, INC.
                              EQUITY INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of _______________, between CATHAY BANCORP, INC., a Delaware corporation (the "Company"), and __________ (the "Optionee").

           THE PARTIES AGREE AS FOLLOWS:

      1.   GRANT OF OPTION AND EFFECTIVE DATE.

           1.1. GRANT. The Company hereby grants to Optionee pursuant to the Company's Equity Incentive Plan (the "Plan"), a copy of which is attached to this Agreement a Exhibit 1, a nonqualified stock option (the "NQO") to purchase all or any part of an aggregate of ________ shares (the "NQO Shares") of the Company's Common Stock (the "Common Stock") on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference. The Optionee acknowledges receipt of a copy of the Plan and that the Plan contains provisions that materially affect the rights and obligations of the Optionee.

           1.2. EFFECTIVE DATE. The effective date of this NQO is _____________ (the "Effective Date").

      2. EXERCISE PRICE. The exercise price for purchase of the shares of Common Stock covered by this NQO shall be $_______ per share.

      3.   TERM. This NQO shall terminate ten years from the Effective Date.

      4. ADJUSTMENT OF NQOs. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of the Plan.

      5.   EXERCISE OF OPTIONS.

           5.1. TIME OF EXERCISE. The NQO shall become exercisable with respect to 20% percent of the number of NQO Shares covered hereby on the first anniversary of the Effective Date, 20% of the number of NQO Shares covered hereby on the second anniversary of the Effective Date, 20% of the NQO Shares covered hereby on the third anniversary of the Effective Date, 20% of the NQO Shares covered hereby on the fourth anniversary of the Effective Date, and 20% of the NQO Shares covered hereby on the fifth anniversary of the Effective Date, so that this NQO shall be fully exercisable on the fifth anniversary of the Effective Date.

           5.2. EXERCISE AFTER TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH. If Optionee shall cease to be employed by the Company for any reason, whether voluntarily or involuntarily, other than by reason of his or her death, Optionee (or, if the Optionee shall die after such termination, but prior to such exercise date, Optionee's personal representative or the person entitled to succeed to this Option by will or the laws of descent and distribution) shall have the right at any time within three months following the date of such termination of employment, or during the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option, to the extent, but only to the extent, that this Option was exercisable as of the date of the termination of employment and had not previously been exercised; PROVIDED, HOWEVER, if Optionee is permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) at the date of termination, the foregoing three-month period shall be extended to one year. If the Optionee shall die while in the employ of the Company, Optionee's personal representative or the person entitled to Optionee's rights hereunder may at any time within one year after the date of Optionee's death, or during the remaining term of this Option, whichever is the lesser, exercise in whole or in part this Option, to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee's death (and provided, in any case, that this Option may be so exercised only to the extent that this Option had not previously been exercised by Optionee).

           5.3. MANNER OF EXERCISE. Optionee may exercise this NQO, or any portion of this NQO, by giving a written notice of exercise in the form attached to this Agreement to the Company at its principal executive office, to the attention of the officer of the Company designated by the Plan Administrator, accompanied by payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this NQO was exercised.

           Promptly after receipt of written notice of exercise of the NQO, the Company shall, without stock issue or transfer taxes to Optionee or other person entitled to exercise, deliver to Optionee or other person a confirmation for the requisite number of Shares (the "Exercised Shares"). An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any NQO Shares covered by the option until the date of issuance of a stock certificate.

           5.4. PAYMENT. Payment in full, in cash or cashier's check, shall be made for all NQO Shares purchased at the time written notice of exercise of the NQO is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

      6. NONASSIGNABILITY OF NQO. This NQO is not assignable or transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the NQO is exercisable only by Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this NQO in a manner not herein permitted, and any levy of execution, attachment or similar process on this NQO, shall be null and void.

      7. MARKET STANDOFF. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended, (the "Act"), Optionee shall not sell or otherwise transfer the Exercised Shares for a period of 180 days following the effective date of a Registration Statement filed under the Act. The Company may impose stop-transfer instructions with respect to the Exercised Shares subject to the foregoing restrictions until the end of each such 180-day period.

      8. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any Exercised Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Act. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any Exercised Shares pursuant thereto to comply with any law.

      9. RESTRICTION ON TRANSFER. The Company may impose restrictions upon the sale, pledge or other transfer of Exercised Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.

      10. STOCK CERTIFICATE RESTRICTIVE LEGENDS. Stock certificates evidencing Exercised Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legend:

                  "THE SECURITIES REPRESENTED HEREBY ARE
           SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD
           OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT
           OF 1933, AS AMENDED, FOR AN OFFERING OF THE
           COMPANY'S SECURITIES AS MORE FULLY PROVIDED IN
           AN AGREEMENT RELATING TO THE OPTION TO
           PURCHASE SUCH SECURITIES."

      11. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF OPTIONEE UPON EXERCISE OF NQO. Optionee hereby represents, warrants, covenants, acknowledges and agrees that:

           11.1. ACCESS TO INFORMATION. Optionee has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial conditions and results of operations of the Company. Optionee has had access to such financial and other information as is necessary in order for Optionee to make a fully-informed decision as to investment in the Company by way of purchase of the Exercised Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Optionee has had access.

           11.2. TAX ADVICE. The Company has made no representations or warranties to Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement, and Optionee is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

           11.3. INVESTMENT INTENT. Unless the NQO Shares represented by this Option are registered under the Act, either before or after the exercise of this Option in whole or in part, Optionee will acquire the Exercised Shares for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof.

      12. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall confer upon the Optionee any right to continued employment by the Company, nor shall it interfere in any way with the right of the Company to terminate or change the terms of the Optionee's employment or to change or decrease the compensation of Optionee at any time for any reason whatsoever, with or without cause.

      13. ASSIGNMENT: BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee's rights under this Agreement.

      14. DAMAGES. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares which is not in conformity with the provisions of this Agreement.

      15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

      16. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           CATHAY BANCORP, INC.
                           777 North Broadway Street
                           Los Angeles, California 90012
                           Attention:  Stock Option Administrator

           Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                                     CATHAY BANCORP, INC.


                                                     By:
                                                       ________________________
                                                     Title:
                                                       ________________________

Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

                                                     ________________________
                                                     Optionee




Optionee's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the options granted hereunder, and in any Exercised Shares.


                                                     ________________________
                                                     Optionee's Spouse

                               NOTICE OF EXERCISE

To The Stock Administrator of CATHAY BANCORP, INC.:

         Optionee hereby notifies CATHAY BANCORP, INC. (the "Company") that Optionee is exercising a nonqualified stock option to purchase __________ shares of Common Stock of the Company, which was granted to Optionee on ______________ pursuant to of the Company's Equity Incentive Plan (the "Plan"), at an exercise price of $_______ per share for aggregate consideration of $___________.

Payment of the exercise price and any applicable withholding or employment taxes is being delivered to the Company together with this Notice of Exercise.

         Optionee hereby confirms the representations and warranties made in
Section 11 of the Nonqualified Stock Option Agreement between the Company and the Optionee dated as of _________________.


Date:_____________________                              __________________
                                                        Signature


Please issue the stock as follows:

Print Name: ______________________________________________________

Sign Name: _______________________________________________________

Social Security Number: __________________________________________

Office Phone: ____________________________________________________

Home Address: ____________________________________________________

City, State, Zip Code: ___________________________________________



For Stock Administrator's use only:

Date of receipt of Notice of Exercise of Stock Options __________
Date Confirmation of Stock Exercise sent to Optionee   __________
Date Instruction Letter sent to Transfer Agent         __________